Exhibit 99.1

Agrify Corporation Announces Results from Annual Meeting of Stockholders

TROY, Mich., Aug. 13, 2024 (GLOBE NEWSWIRE) -- Agrify Corporation (Nasdaq: AGFY) (“Agrify” or the “Company”), a leading provider of innovative cultivation and extraction solutions for the cannabis industry, today announced voting results from the Company’s Annual Meeting of Stockholders on August 12, 2024. At the Annual Meeting, all items of business were considered, as further described in the Company’s definitive proxy statement and the supplement thereto (the “Proxy Statement”).

At the Annual Meeting, approximately 49.16% of the Company’s outstanding shares of common stock were represented in person or by proxy, representing a quorum.

The director nominees Raymond Chang, I-Tseng Jenny Chan, Max Holtzman, Timothy Mahoney, and Krishnan Varier were each re-elected to the Company’s Board of Directors. Each director nominee received a plurality of votes cast at the Annual Meeting. With the election of all of the director nominees, Agrify currently has five directors.

With more than 97.2% of the votes cast "For," stockholders ratified GuzmanGray as the Company’s independent registered public accounting firm for the year ending Dec. 31, 2024.

The proposal to approve an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the shares of the Company’s common stock at a ratio of not less than 1-for-2 and not greater than 1-for-20, with the exact ratio of, effective time of and decision to implement the reverse stock split to be determined by the Board of Directors, requiring a majority of the Company’s outstanding shares of common stock, was not approved (“Reverse Stock Split Proposal”).

The proposal, as required by Nasdaq Listing Rule 5635, to approve an amendment to the pre-funded warrants issued by the Company on May 21, 2024 to increase in the number of shares of Common Stock underlying such warrants upon the occurrence of certain equity issuances, passed. This proposal received 96.3% of the votes cast “For” the proposal.

The proposal for the amendment to the Agrify Corporation 2022 Omnibus Equity Incentive Plan to increase the number of shares of Common Stock available for issuance thereunder by 2,500,000 passed. This proposal received 96.3% of the votes cast “For” the proposal.

The proposal to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of any of the forgoing proposals at the time of the annual meeting was approved with 94.2% of the votes cast “For” the proposal. However, the Company elected not to adjourn the meeting to solicit additional proxies for the Reverse Stock Split Proposal.

As previously disclosed, Agrify has until September 3, 2024 to regain compliance with the minimum $1 bid price requirement of the Nasdaq Capital Market. The Company plans to seek an extension of a further 180 days, but there can be no assurances that such an extension will be granted. However, if it appears to Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company does not meet the other listing standards, Nasdaq could provide notice that the Company’s common stock will become subject to delisting. In the event the Company receives notice that its common stock is being delisted, the Nasdaq Listing Rules permit the Company to appeal any such delisting determination by the Nasdaq staff to a Hearings Panel. The Company may convene an additional meeting or obtain written shareholder consent to approve the Reverse Stock Split Proposal.

About Agrify

Agrify is the most innovative provider of advanced cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable cultivators to produce the highest quality products with unmatched consistency, yield, and ROI at scale. Our comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit Agrify’s website at www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 that was filed with the SEC on March 25, 2024, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Source: Agrify

Agrify Investor Relations

IR@agrify.com
(857) 256-8110